EXHIBIT 99.906CERT

Rule 30a-2(b) CERTIFICATIONS

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Torchlight Value Fund Master, LLC (the Registrant), do hereby certify, to such officer’s knowledge, that:

(1)

The Torchlight Value Fund Master, LLC on Form N-CSR of the Registrant for the year ended October 31, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Daniel Heflin

Name:	Daniel Heflin

Title:	President and Chief Executive Officer

Date:	January 5, 2011

By:	/s/ Ramalingam Ganesh

Name:	Ramalingam Ganesh

Title:	Chief Financial Officer

Date:	January 5, 2011

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.